UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2020
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Fiesta Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500
Dallas	Texas	75254
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (972) 702-9300

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	FRGI	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On January 10, 2019, the Board of Directors of Fiesta Restaurant Group, Inc. (the "Company") determined to close nineteen (19) Company-owned Taco Cabana restaurants on January 13, 2020.

The Company expects to record estimated non-cash long-lived asset impairment charges of approximately $7.0 million to $8.0 million and estimated lease right-of-use asset impairment charges of approximately $1.0 million to $3.0 million in the fourth quarter 2019 with respect to the closed restaurants. The Company previously recorded impairment charges totaling $3.9 million related to these restaurants in the second and third quarters of 2019. The leases associated with the right-of-use assets will require future cash expenditures.

While the Company also expects to recognize costs associated with the closings, including de-imaging and equipment removal, in the first quarter of 2020, it does not expect these additional closure related costs to be material.

ITEM 2.06. MATERIAL IMPAIRMENTS.

The information required to be disclosed under this Item 2.06 is included in Item 2.05 above and incorporated by reference herein.
The Company issued a press release on January 13, 2020 announcing the closure of the Company-owned Taco Cabana restaurants referenced above, the full text of which is attached as Exhibit 99.1 and incorporated by reference into Item 2.05 and Item 2.06.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
99.1Fiesta Restaurant Group, Inc. Press Release, dated January 13, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: January 14, 2020

By: /s/ Dirk Montgomery
Name: Dirk Montgomery
Title: Senior Vice President, Chief Financial Officer and Treasurer